REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of July 24, 1996, is by and between ASSET INVESTORS CORPORATION, a Maryland corporation (the "Borrower"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "Advance": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Reference Rate Advances shall be deemed a single Advance. An Advance may be a "Eurodollar Advance" or "Reference Rate Advance" (each, a "type" of Advance).

         "Adjusted Cost Basis":  Defined in Exhibit C attached hereto.

         "Adjusted Portfolio Value": The aggregate face or par value of the Borrower's portfolio of Eligible Bonds minus principal amortization of such Eligible Bonds and minus realized losses on such Eligible Bonds.

         "Adverse Event": The occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries as a consolidated enterprise or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

         "Agreement": This Revolving Credit and Term Loan Agreement, as it may be amended, modified, supplemented or restated from time to time.

         "Amortization Event": The Adjusted Portfolio Value shall not equal or exceed $100,000,000.

         "Borrowing Base": The Borrowing Base as defined in, and determined in accordance with, Exhibit C attached hereto.

         "Borrowing Base and Portfolio Certificates": Certificate in the form of Exhibits D-1 and D-2 duly completed and signed by an authorized officer of the Borrower.

         "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Eurodollar Advances, a day on which


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

dealings in Dollars may be carried on by the Bank in the interbank eurodollar market.

         "Capital Expenditure": Any amount debited to the fixed asset account on the consolidated balance sheet of the Borrower in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

         "Capitalized Lease": Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

         "Code": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

         "Collateral Certificate":  Defined in the Pledge Agreement.

         "Commitment": The agreement of the Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement.

         "Consolidated Tangible Net Worth": As of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrower as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of the Borrower (excluding treasury stock), less the book value of all assets of the Borrower and its Restricted Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges, and less
(a) amounts shown on such consolidated balance sheet as investments in Unrestricted Subsidiaries for Unrestricted Subsidiaries held as investments, and
(b) the book value of all assets of Unrestricted Subsidiaries and plus the book amount of total liabilities of Unrestricted Subsidiaries (to the extent deducted in determining equity of the Borrower) for Unrestricted Subsidiaries that are consolidated with the Borrower for financial reporting purposes.

         "Conversion Date": July 23, 1997, or such earlier date (which shall be a Business Day) as may be fixed by the Borrower on at least ten Business Days' prior written notice by the Borrower to the Bank.

         "Default": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

         "Eligible Bonds":  Defined in Exhibit C attached hereto.

         "Eligible Collateral":  Defined in Exhibit C attached hereto.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

         "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Advance": An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

         "Eurodollar Interbank Rate": The offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%), for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein (or for each Floating Eurodollar Advance, for one month), which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is:

         (a) for Fixed Eurodollar Advances, two Banking Days preceding the first day of the Interest Period of such Eurodollar Advance; or

         (b) for Floating Eurodollar Advances, the first day of the Interest Period of such Eurodollar Advance;

or the rate determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose. If the Reuters Screen LIBO Page or such other service does not report such rates or such rates do not, in the judgment of the Bank, accurately reflect the rates of interest applicable to the Bank in the relevant markets, the rate for such Interest Period shall be determined by the Bank based on rates offered to the Bank for United States Dollar deposits in the interbank eurodollar market. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

         "Eurodollar Rate (Reserve Adjusted)": A rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:


         ERRA              =         Eurodollar Interbank Rate
                                          1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "Eurodollar Reserve Rate": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Bank the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

         "Event of Default":  Any event described in Section 10.1.

         "Federal Reserve Board": The Board of Governors of the Federal Reserve System or any successor thereto.

         "Fixed Eurodollar Advance": A Eurodollar Advance with an Interest Period of one or more months.

         "Floating Eurodollar Advance": A Eurodollar Advance with an Interest Period of less than one month.

         "GAAP": Generally accepted accounting principles as applied in the preparation of the audited financial statement of the Borrower referred to in
Section 7.5.

         "Indebtedness": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except trade accounts payable incurred in the ordinary course of business and except for accrued liabilities, such as salary accruals, arising in the ordinary course of business; (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit; and (g) obligations incurred to finance the purchase of collateralized mortgage obligations. Notwithstanding the foregoing, Indebtedness shall not include undertakings or agreements to reimburse or indemnify issuers of letters of credit intended to secure or guaranty performance of obligations (and not to secure or back financial obligations), which do not exceed $1,000,000 in the aggregate (with any letters of credit in excess of such amount being deemed "Indebtedness"). For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership, trust or joint venture in which such Person is a general partner, beneficiary, owner or joint venturer, provided, that if the recourse to such

Person is limited (by contract or otherwise), Indebtedness shall be limited to the recourse portion.

         "Interest Period" For any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending: (a) for Floating Eurodollar Advances, on the next following Business Day, and (b) for Fixed Eurodollar Advances, on the numerically corresponding day one, two or three months thereafter, as selected by the Borrower pursuant to
Section 2.3 or Section 2.4; provided, that for Fixed Eurodollar Advances:

         (a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (c) no Interest Period shall start before and continue after the Conversion Date, provided, that Interest Periods for Advances of the Term Loan may commence on and after the Conversion Date; and

         (d) Interest Periods shall not be chosen for Advances under the Term Loan that would require payment of any amount of any Advance prior to the last day of the Interest Period in order to pay an installment of the Term Loan when due.

         "Lien": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         "Loan Documents": This Agreement, the Notes, the Pledge Agreement and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or any collateral for the Loans.

         "Loans": The Revolving Loans and the Term Loans.

         "Notes": The Revolving Note and the Term Note.

         "Payment Date": The Conversion Date, or date of any other termination of the Revolving Credit Commitment, the due dates of installments of the Term Loan described in Section 2.5(b) for interest on the principal due on such dates, plus (a) the last day of each Interest Period for each Fixed Eurodollar

Advance; and (b) the last day of each month of each year for each Reference Rate Advance and Floating Eurodollar Advance and for any fees including, without limitation, Facility Fees.

         "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

         "Pledge Agreement": A Pledge Agreement in the form of Exhibit E hereto, duly executed by the Borrower, as the same shall hereafter be amended, modified, extended, renewed or replaced.

         "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

         "Reference Rate Advance": An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

         "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "Restricted Subsidiary": All Subsidiaries except for Unrestricted Subsidiaries.

         "Revolving Credit Commitment": The maximum unpaid principal amount of Revolving Loans which may from time to time be outstanding hereunder, being initially $10,000,000, which shall be increased to $15,000,000 upon written notice by the Borrower to the Bank given not later than January __, 1997, as the same may be reduced from time to time pursuant to Section 4.3 and, as the context may require, the agreement of the Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement.

         "Revolving Loans":  The Loans described in Section 2.1(a).

         "Revolving  Note":  The  promissory  note of the Borrower  described in
Section 2.5(a), substantially in the form of Exhibit A, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.

         "Subsidiary": Any Person of which or in which the Borrower and it's other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, or (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity.

         "Term Loan":  The Loan described in Section 2.1(b).

         "Term Note" The promissory note of the Borrower described in Section 2.5(b), substantially in the form of Exhibit B, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.

         "Unrestricted Subsidiary": A Subsidiary listed as such on Exhibit I, and any other Subsidiary designated as such by the Borrower from time to time in writing to the Bank, each of which shall meet the following qualifications (and the following shall have been certified by an officer of the Borrower to the Bank upon such designation): (a) it shall have been formed to hold assets or a pool of assets in connection with a collateralized mortgage obligation or other asset securitization structure; (b) it shall not conduct any material portion of the business activities of the Borrower and its Subsidiaries, except as provided in (a); (c) neither the Borrower nor any Restricted Subsidiary shall be directly or contingently liable on the Indebtedness or other obligations of such Unrestricted Subsidiaries, whether by guaranty or otherwise, or shall have agreed to maintain the net worth of such Unrestricted Subsidiaries or shall have pledged collateral for the obligations of such Unrestricted Subsidiaries; (d) no adverse change or result of such Unrestricted Subsidiary, including without limitation insolvency or the institution of bankruptcy proceedings, would constitute an Adverse Event; and (e) for Unrestricted Subsidiaries designated after the date of this Agreement, apart from transfer for value of assets constituting such pool of assets the Borrower's investment in any such Unrestricted Subsidiary shall not exceed $10,000 and the net worth of any such Unrestricted Subsidiary at the time of designation as an Unrestricted Subsidiary shall not exceed $100,000.

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VIII and IX hereof) shall be made in accordance with GAAP consistently applied. Changes in GAAP will be adopted for purposes of determining compliance with the covenants herein only on mutual agreement of the

Borrower and the Bank. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

         Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.


                           ARTICLE II TERMS OF LENDING

         Section 2.1 The Loans. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, the Bank agrees:

         (a) Revolving Loans. To make loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time from the date hereof until the Conversion Date or until the occurrence of an Amortization Event, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of all outstanding Revolving Loans shall not exceed the lesser of (i) the Revolving Credit Commitment at any time, or (ii) the Borrowing Base; and

         (b) Term Loan. To make a loan (the "Term Loan") to the Borrower on the Conversion Date in such amount as the Borrower shall request, but not exceeding the amount of the Revolving Credit Commitment on the Conversion Date (giving effect to all reductions pursuant to Section
         4.3); the proceeds of the Term Loan shall be applied to the extent necessary to the concurrent payment in full of the aggregate principal amount of the Revolving Loans outstanding on the Conversion Date plus accrued interest thereon, but in an amount not to exceed the Borrowing Base.

         Section 2.2 Advance Options. The Loans shall be constituted of Eurodollar Advances and Reference Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the total of outstanding Eurodollar Advances shall not exceed 3 at any one time. Each Fixed Eurodollar Advance shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 above such amount. Each Reference Rate Advance and Floating Eurodollar Advance shall be in an amount that is an integral multiple of $25,000.

         Section 2.3 Borrowing Procedures for Revolving Loans. Any request by the Borrower for a Revolving Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Bank not later than:

         (a) 10:00 a.m., Minneapolis time, on the date of the requested Loan, if the Revolving Loan shall be comprised of Reference Rate Advances or Floating Eurodollar Advances; or

         (b) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested Revolving Loan, if the Revolving Loan shall be, or shall include, a Fixed Eurodollar Advance.

Each request for a Revolving Loan shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Revolving Loan and the type or types of Advances comprising such Revolving Loan (subject to the limitation on amount set forth in Section 2.2), and (iii) if such Loan shall include Fixed Eurodollar Advances, the initial Interest Periods for such Advances. Unless the Bank determines that any applicable condition specified in Article VI has not been satisfied, the Bank will make the amount of the requested Loan available to the Borrower at the Bank's principal office in Minneapolis, Minnesota, in immediately available funds on the date requested.

         2.4 Continuation or Conversion of Loans. The Borrower may elect to (i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Bank notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Bank not later than:

         (a) 10:00 a.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Reference Rate Advance or a Floating Eurodollar Advance; or

         (b) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Fixed Eurodollar Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business
Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in
Section 2.2), and (iii) for continuation as, or conversion into, Fixed Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Conversion Date (for a Revolving Loan) or the date due (for the Term Loan) or if a Default or Event of Default shall exist.

         Section 2.5 The Notes and Maturities. The Loans shall be evidenced by the following Notes:

         (a) Revolving Note. The Revolving Loans shall be evidenced by the Revolving Note, in the amount of $15,000,000, dated as of the date of this Agreement. The Revolving Loans and the Revolving Note shall mature and be payable on the Conversion Date (subject to mandatory prepayment requirements), unless an Amortization Event shall occur, in which instance the Revolving Loans and Revolving Note shall mature and be payable as provided in Section 4.5. The Bank shall enter in its records the amount of each Advance comprising the Revolving Loans, the rate of interest borne by each Advance and the payments of the Revolving Loans, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         (b) Term Loan. The Term Loan shall be evidenced by the Term Note, in the amount of the Term Loan when made, dated as of the Conversion Date. The Term Loan and the Term Note shall mature and be payable in 24 consecutive, equal monthly installments, payable on the last day of each month, commencing on last day of the sixth month after the Conversion Date, each equal to one twenty-fourth (1/24) of the initial amount of the Term Loan. If an Amortization Event shall occur prior to commencement of such installments, the Term Loan and Term Note shall mature and be payable as provided in Section 4.5. The Bank shall enter in its records the amount of each Advance comprising the Term Loan, the rate of interest borne by each Advance and the payments of the Term Loan, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         Section 2.6 Funding Losses. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under the Notes, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 4.2, 4.3 or 10.2), prepayment or conversion of any Fixed Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by the Bank for purposes of this Section 2.6 of the amount required to indemnify the Bank shall be conclusive in the absence of manifest error.

         Section 2.7 Use of Proceeds. Proceeds of the Loans shall be used by the Borrower to make investments in Eligible Bonds.

                          ARTICLE III INTEREST AND FEES

         Section 3.1  Interest.

         (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 2.75% per annum.

         (b) Reference Rate Advances. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

         (c) Interest After Maturity. Any amount of the Loans not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) 2.00% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) the Reference Rate plus 2.00% per annum.

         Section 3.2 Facility Fee. The Borrower shall pay to the Bank fees (the "Facility Fees") in an amount determined by applying a rate of 0.375% per annum to the Revolving Credit Commitment (whether used or unused) for the period from the date hereof to the Conversion Date, and thereafter in an amount determined by applying a rate of 0.375% per annum to the outstanding principal amount of the Term Loan.

         Section 3.3 Computation. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Facility Fees shall be computed on the basis of actual days elapsed and a year of 365 or 366 days.

         Section 3.4 Payment  Dates.  Accrued  interest under Section 3.1(a) and
(b) shall be payable on the Payment Dates for the applicable types of Advances. Accrued interest under Section 3.1(c) shall be payable on demand. Facility Fees under Section 3.2 shall be payable on the Payment Dates for fees, in advance for the next following month.

           ARTICLE IV PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                            OF THE CREDIT AND SETOFF

         Section 4.1 Repayment. Principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable as provided in
Section 2.5 regarding maturity of the Notes.

         Section 4.2 Optional Prepayments. The Borrower may prepay the Loans, in whole or in part, at any time subject to the provisions of Section 2.6, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each prepayment of the Term Loan shall be applied to the unpaid installments of the Term Loan in the inverse order of their maturities.

         Section 4.3 Optional Reduction or Termination of Revolving Credit Commitment. The Borrower may, at any time, upon no less than 3 Business Days prior written or telephonic notice received by the Bank, reduce the Revolving Credit Commitment, with any such reduction in a minimum amount of $1,000,000 or an integral multiple thereof. Any reduction of the Revolving Credit Commitment while at the lower level ($10,000,000) shall also reduce the Revolving Credit Commitment after the increase provided in the definition thereof. Upon any reduction in the Revolving Credit Commitment pursuant to this Section, the Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the Revolving Credit Commitment as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than 3 Business Days prior written notice to the Bank, terminate the Revolving Credit Commitment in its entirety. Upon termination of the Revolving Credit Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Facility Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Bank hereunder. All payment described in this Section is subject to the provisions of
Section 2.6. The initial amount of the Term Loan shall not exceed the amount of the Revolving Credit Commitment as reduced (or terminated) hereunder.

         Section 4.4 Mandatory Prepayment and Liquidation of Collateral upon Borrowing Base Deficiency. If at any time the Loans exceed the Borrowing Base, the Borrower shall, promptly upon demand of the Bank and in any case not later than the third Business Day after such demand, as directed by the Bank either
(a) deliver and cause additional Eligible Collateral to exist, with an additional Collateral Certificate under the Pledge Agreement and bond powers and all other documents required by the Bank, so that the Borrowing Base is sufficient for the amount of the Loans outstanding; or (b) prepay the Loans so that they do not exceed the Borrowing Base. THE BORROWER EXPRESSLY AGREES THAT IF THE BORROWER SHALL NOT PROMPTLY COMPLY WITH THE DIRECTION OF THE BANK UPON SUCH A DEFICIENCY, THE BANK MAY SELL COLLATERAL IN A SUFFICIENT AMOUNT SO THAT AFTER APPLICATION OF PROCEEDS OF SUCH SALE, NO SUCH DEFICIENCY SHALL EXIST.

         Section 4.5 Mandatory Prepayment upon Amortization Event. Upon the occurrence of an Amortization Event:

         (a) if such Amortization Event shall occur prior to the Conversion Date, the Loans shall continue to be evidenced by the Revolving Note, but shall be payable in twenty four consecutive, equal monthly installments, payable on the last day of each month, commencing on the last day of the month during which the Amortization Event shall have occurred, each equal to one twenty-fourth of the amount of the Loan. The Bank shall enter in its records the amount of each such payment, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         (b) if such Amortization Event shall occur after the Conversion Date, but prior to the commencement of installment payments as provided in
         Section 2.5(b), the Term Loan shall continue to be evidenced by the Term Note, but shall be payable in 24 consecutive, equal monthly installments, payable on the last day of each month, of the month during which the Amortization Event shall have occurred, each equal to one twenty-fourth (1/24) of the initial amount of the Term Loan.

         Section 4.6 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Bank in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

                ARTICLE V ADDITIONAL PROVISIONS RELATING TO LOANS

         Section 5.1 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

         (a) any tax, duty or other charge with respect to any Loan, the Notes or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Loans or of the Facility Fees (other than taxes imposed on the overall net income of the Bank) is changed;

         (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

         (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable; or

         (d) any other condition affecting this Agreement or the Commitment is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining the Loans or the Commitment is increased, or the amount of any sum receivable by the Bank hereunder or under the Notes in respect of any Loan is reduced;

then, the Borrower shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate or pursuant to Section 2.6). Determinations by the Bank for purposes of this Section 5.1 of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

         Section 5.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If the Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

         (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available to the Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period;

         (b) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Bank of making or funding the Eurodollar Advances for a relevant Interest Period; or

         (c) the making or funding of Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Bank, materially and adversely affects such Advances or the Bank's Commitment to make such Advances or the relevant market;

the Bank shall promptly give notice of such  determination to the Borrower,  and
(i) any notice of a new Eurodollar Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Reference Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Advances without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Advance to a Reference Rate Advance, on such last day.

         Section 5.3 Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Bank to make or fund any Eurodollar Advance, the obligation of the Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Advance previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Advance to a Reference Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.6.

         Section 5.4 Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Advances).

                         ARTICLE VI CONDITIONS PRECEDENT

         Section 6.1 Conditions of Initial Loan. The obligation of the Bank to make the initial Revolving Loan hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 6.2 below, that the Bank shall have received all of the following and the following shall have been completed, in form and substance satisfactory to the Bank, each duly executed and certified or dated the date of the initial Revolving Loan or such other date as is satisfactory to the Bank:

         (a) The Revolving Note executed by a duly authorized officer (or officers) of the Borrower.

         (b) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower.

         (c) An incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents and to request Loans hereunder, certified by the Secretary or an Assistant Secretary of the Borrower.

         (d) A copy of the Articles or Certificate of Incorporation of the Borrower with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower.

         (e) A Certificate of Good Standing for the Borrower in the jurisdiction
         of  its  incorporation,   certified  by  the  appropriate  governmental
         officials.

         (f) A copy of the By-Laws of the Borrower with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower.

         (g) An opinion of counsel to the Borrower, addressed to the Bank, in substantially the form of Exhibit F.

         (h)  Payment of a closing fee of $37,500 to the Bank.

         Section 6.2 Conditions Precedent to all Loans. The obligation of the Bank to make any Loan hereunder (including the initial Revolving Loan) shall be subject to the satisfaction of the following conditions precedent (and the request for a Loan shall be deemed a representation and warranty that the following are true and correct):

         (a) Before and after giving effect to such Loan, the representation and warranties contained in Article VII shall be true and correct, as though made on the date of such Loan;

         (b) Before and after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing;

         (c) In the instance of the Term Loan, the borrower shall have delivered the Term Note executed by a duly authorized officer (or officers) of the Borrower;

         (d) The Adjusted  Portfolio  Value shall equal or exceed  $100,000,000;
         and

         (e) The most recent Borrowing Base Certificate shall show that after giving effect to the Loan, the Loans outstanding shall not exceed the Borrowing Base.


                   ARTICLE VII REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, to grant the Commitment and to make Loans hereunder, the Borrower represents and warrants to the Bank:

         Section 7.1 Organization, Standing, Etc. The Borrower and each of the Restricted Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to (in the instance of the Borrower) enter into the Loan Documents and to perform its obligations under the Loan Documents. The Borrower and each of the Restricted Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

         Section 7.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 7.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Restricted Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.

         Section 7.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         Section 7.5 Financial Statements and Condition. The Borrower's audited consolidated financial statements as at December 31, 1995, and its unaudited consolidated financial statements as at March 31, 1996, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Restricted Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since December 31, 1995, no Adverse Event has occurred.

         Section 7.6 Litigation. Except as described in Exhibit G, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which would be reasonably likely to constitute an Adverse Event.

         Section 7.7 Compliance. The Borrower and its Restricted Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

         Section 7.8 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Restricted Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Restricted Subsidiary or which would require a material expenditure by the Borrower or such Restricted Subsidiary to cure. Neither the Borrower nor any Restricted Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

         Section 7.9 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any

Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         Section 7.10 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

         Section 7.11 Ownership of Property; Liens. Each of the Borrower and the Restricted Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrower and its Restricted Subsidiaries in the audited financial statement of the Borrower referred to in Section 7.5 (other than property disposed of since the date of such financial statement in the ordinary course of business). None of the properties, revenues or assets of the Borrower or any of its Restricted Subsidiaries is subject to a Lien, except for (a) Liens disclosed in the financial statements referred to in Section 7.5,
(b) Liens listed on Exhibit H, or (c) Liens allowed under Section 9.9.

         Section 7.12 Taxes. Each of the Borrower and the Restricted Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

         Section 7.13 Trademarks, Patents. Each of the Borrower and the Restricted Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 7.14 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.15 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.16 Subsidiaries. Exhibit I sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

         Section 7.17 Partnerships and Joint Ventures. Exhibit J sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

                       ARTICLE VIII AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Bank hereunder and under the Notes have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will do, and will cause each Restricted Subsidiary (except in the instance of Section 8.1) to do, all of the following:

         Section 8.1  Financial Statements and Reports.  Furnish to the Bank:

         (a) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower: (i) the annual audit report of the Borrower and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank, and if such certification is qualified, such additional information related to the qualification as the Banks shall reasonably request, and (ii) the unaudited consolidating balance sheet and statement of profits and losses of the Borrower and its Subsidiaries for such fiscal year.

         (b) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated financial statement of the Borrower prepared under the same accounting policies and procedures (unless otherwise  noted)  as  are  used  to  prepare  the  Borrower's  audited financial statements referred to in Section 8.1(a), signed by the Borrower's chief financial officer or other appropriate officer (including the Borrower's chief accounting officer), consisting of at least consolidated statements of income, cash flow, changes in stockholders' equity for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as at the end of such quarter.

         (c) Together with the financial statements furnished by the Borrower under Sections 8.1(a) and 8.1(b), a statement signed by the chief financial officer of the Borrower or other appropriate officer (including the Borrower's chief accounting officer) demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial ratios and restrictions contained in Article IX and stating that as at the date of each such financial statement there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, together with a statement showing amounts added to or deducted from Consolidated Tangible Net Worth in respect of Unrestricted Subsidiaries (as described in the definition of Consolidated Tangible Net Worth).

         (d) Within 30 days after the end of each month, a Borrowing Base Certificate and a Portfolio Certificate as of the last day of such month, duly certified by the Borrower's chief financial officer or other appropriate officer (including the Borrower's chief accounting officer).

         (e) Annual and quarterly financial statements of Commercial Assets, Incorporated as soon as available and in any event within the time periods for delivery of statements of the Borrower set forth above.

         (f) Promptly upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         (g) Promptly upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from the PBGC of intention to terminate or have a trustee appointed for any Plan.

         (h)  Promptly  upon  the  mailing  or  filing  thereof,  copies  of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange (excluding Forms 3, 4 and 5, unless otherwise requested by the Bank).

         (i) Promptly upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which could constitute an Adverse Event, and the steps being taken by the Person(s) affected by such proceeding.

         (j) Promptly upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

         (k) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request.

         Section 8.2 Corporate Existence. Subject to Section 9.1 in the instance of a Restricted Subsidiary, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

         Section 8.3 Insurance. Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

         Section 8.4 Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Restricted Subsidiary's books in accordance with GAAP.

         Section 8.5 Inspection. Permit any Person designated by the Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

         Section 8.6 Maintenance of Properties. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 8.7 Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 8.8 Compliance. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         Section 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

         Section 8.10 Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

                          ARTICLE IX NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Bank hereunder and under the Notes have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will not, and will not permit any Restricted Subsidiary to, do any of the following:

         Section 9.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person; provided, however, any Restricted Subsidiary may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or any other Restricted Subsidiary.

         Section 9.2 Sale of Assets. Sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and transfers of investments in the ordinary course of business and except for sales or other transfers by a Restricted Subsidiary to the Borrower or another Restricted Subsidiary.

         Section 9.3 Purchase of Assets. Purchase or lease or otherwise acquire all or substantially all of the assets of any Person, except for purchases or other transfers by the Borrower or a Restricted Subsidiary from a Restricted Subsidiary provided, that the Borrower or a Restricted Subsidiary may, provided that no Default or Event of Default shall have occurred and continued, acquire any corporation that would, by such acquisition, become a Restricted Subsidiary in the course of their investment business, and provided, further, that the Borrower shall promptly notify the Bank of such acquisition.

         Section 9.4 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $100,000.

         Section 9.5 Change in Nature of Business. Make any material change in the nature of the business of the Borrower or such Restricted Subsidiary, as carried on at the date hereof.

         Section 9.6 Subsidiaries, Partnerships, Joint Ventures and Ownership of Stock. Do any of the following: (a) form or acquire any corporation which would thereby become a Restricted Subsidiary, except at provided in Section 9.3; (b) permit any Restricted Subsidiary to purchase or otherwise acquire any shares of the stock of the Borrower; or (c) take any action, or permit any Restricted Subsidiary to take any action, which would result in a decrease in the Borrower's or any Restricted Subsidiary's ownership interest in any Restricted Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock owned).

         Section 9.7 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would: (a) prohibit the Borrower or such Restricted Subsidiary from granting, or otherwise limit the ability of the Borrower or such Restricted Subsidiary to grant, to the Bank any Lien on any assets or properties of the Borrower or such Restricted Subsidiary; or (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

         Section 9.8 Indebtedness. Incur, create, issue, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under this Agreement;

         (b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business;

         (c) Indebtedness existing on the date of this Agreement and disclosed on Exhibit K hereto;

         (d) Indebtedness secured by Liens permitted under Section 9.9 hereof;

         (e) Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

         (f) Other Indebtedness in aggregate principal amount not to exceed $2,000,000.

         Section 9.9 Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

         (a) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired if the Indebtedness secured thereby does not exceed the fair market value of such property at the time of acquisition thereof nor $1,000,000 in the aggregate for the Borrower and all Restricted Subsidiaries at any one time outstanding;

         (b) Liens on financial assets of the Borrower securing Indebtedness permitted under Section 9.8(f), provided that such Liens shall not encumber assets having Adjusted Cost Basis of greater than 2.5 times the principal amount of the Indebtedness secured (i.e., the advance rates of such Indebtedness against collateral shall be similar to the advance rates under this Agreement);

         (c) Liens existing on the date of this Agreement and disclosed on Exhibit H hereto;

         (d) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Restricted Subsidiary;

         (e) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of
         Section 8.4;

         (f) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4;

         (g) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and

         (h) Liens on assets pledged by the Borrower or a Restricted Subsidiary in connection with removal of mortgages from asset pools backing collateralized mortgage obligations or other mortgage-backed securities for purposes of foreclosures, which Liens shall not cover collateral in excess of 150% of the principal balance of such mortgages.

         Section 9.10 Contingent Liabilities. Either: (i) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (ii) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person other than Restricted Subsidiaries. Notwithstanding the foregoing, the Borrower and the Restricted Subsidiaries may enter into commitments to purchase investments.

         Section 9.11 Use of Proceeds. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         Section 9.12 Tangible Net Worth. Permit the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries (adjusted for Unrestricted Subsidiaries as provided in the definition thereof) at any time to be less than $45,000,000.

         Section  9.13  Loss  Carry-Forward.   Permit  the  net  operating  loss
carry-forward balance of the Borrower, calculated in accordance with relevant provisions of the Code, to be less than $20,000,000.


                    ARTICLE X EVENTS OF DEFAULT AND REMEDIES

         Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

         (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of (i) principal, if such failure shall continue for more than one Business Day, or (ii) interest on the Notes or any fee or other amount required to be made to the Bank pursuant to the Loan Documents, if such failure shall continue for more than five days after notice by the Bank to the Borrower;

         (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Restricted Subsidiary in the Loan Documents or on behalf of the Borrower or any Restricted Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Bank pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified, subject to the provisions respecting representations concerning Eligible Bonds set forth in Section 5.10 of the Pledge Agreement, and compliance with the notice and correction provisions of such Section;

         (c) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 10.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Bank;

         (d) The Borrower or any Restricted Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Restricted Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Restricted Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days;

         (e) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Restricted Subsidiary, and, if instituted against the Borrower or a Restricted Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Restricted Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or such Restricted Subsidiary, or the Borrower or any Restricted Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (f) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Restricted Subsidiary and, if instituted against the Borrower or such Restricted Subsidiary, shall be consented to or acquiesced in by the Borrower or such Restricted Subsidiary or shall remain for 60 days undismissed, or the Borrower or any Restricted Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (g) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against the Borrower or a Restricted Subsidiary and the Borrower or such Restricted Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (h) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, (i) the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan, and (ii) immediately after giving effect to the payment or satisfaction of such contribution, liability or obligation (if made or undertaken by the Borrower or any Subsidiary) a Default or Event of Default would exist and be continuing, or the institution by the PBGC of steps to terminate any Plan;

         (i) The maturity of any Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Restricted Subsidiary in excess of $1,000,000 for all such Indebtedness shall be accelerated, or the Borrower or a Restricted Subsidiary shall fail to pay any such Indebtedness (in excess of such amount in the aggregate) when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness (in excess of such amount in the aggregate) to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

         (j) The Adjusted Portfolio Value shall not exceed $75,000,000; or

         (k) Any Person, or group of Persons acting in concert, that owned less than 5% of the shares of any voting class of stock of the Borrower shall have acquired more than 50% of the shares of such voting stock.

         Section 10.2 Remedies. If (a) any Event of Default described in Sections 10.1(e), (f) or (g) shall occur with respect to the Borrower, the Commitment shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may take any or all of the following actions: (i) declare the Commitment terminated, whereupon the Commitment shall terminate,
(ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Bank, and (iv) enforce all rights and remedies under any applicable law.

                            ARTICLE XI MISCELLANEOUS

         Section 11.1 Waiver and Amendment. No failure on the part of the Bank or the holder of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Notes to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

         Section 11.2 Expenses and Indemnities. Whether or not any Loan is made hereunder, the Borrower agrees to reimburse the Bank upon demand for all reasonable expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Bank) in connection with the preparation, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof. The obligations of the Borrower under this Section 11.2 shall survive any termination of this Agreement.

         Section 11.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

         Section 11.4 Successors. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the written consent of the Bank, and the Bank shall not assign its obligation to fund Loans in accordance with this Agreement without the written consent of the Borrower.

         Section 11.5 Participations and Information. The Bank may sell participation interests in any or all of the Loans and in all or any portion of the Commitment to any Person. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to participants and prospective participants who shall have agreed to the confidentiality provisions of this Agreement and may furnish information in response to credit inquiries consistent with general banking practice.

         Section 11.6 Confidentiality. The Bank may have received, and may hereafter receive, confidential financial and business information concerning the Borrower. The Bank agrees to hold non-public information received from the Borrower in confidence, and not disclose such information to persons other than the Bank's officers, employees, agents and other representatives except: (a) as required to disclose such information to a bank regulatory agency or in connection with an examination of its records by bank examiners or at the express direction of any other authorized government agency; (b) pursuant to a subpoena or other court order; (c) in connection with legal process in the Bank's lending capacity; or (d) to participants, assignees, potential participants and potential assignees with respect to the financing who agree to be bound by confidentiality provisions substantially similar to this paragraph. Confidential information shall not include (i) information already in the Bank's


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

possession prior to receipt from the Borrower, or (ii) information which becomes generally available to the public, other than as a result of disclosure by a Bank, or its directors, officers, employees, advisors or agents or becomes available to a Bank on a non confidential basis from a source other than the Borrower or its advisors, provided that such source is not known by the Bank to be bound by a confidentiality agreement with, or other obligation of confidentiality to, the Borrower or another party.

         Section 11.7 Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.8 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

         Section 11.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 11.10 Entire Agreement. This Agreement and the Notes embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 11.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 11.12 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         Section 11.13 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 11.14 Waiver of Jury Trial. THE BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.



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




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                                       ASSET INVESTORS CORPORATION

                                       By: /s/ Spencer I. Browne
                                          -------------------------------

                                       Its: President
                                           ------------------------------


                                       By: /s/ Kevin J. Nystrom
                                          -------------------------------

                                       Its: Vice President and Chief
                                            Accounting Officer
                                           ------------------------------


                                       3600 South Yosemite
                                       Suite 300
                                       Denver, CO 80237
                                       Attention: President, with copy to
                                         Chief Accounting Officer
                                       Telephone: (303) 793-2703
                                       Fax: (303) 771-3461

                                       FIRST BANK NATIONAL ASSOCIATION

                                       By: /s/Charles I. Broadnax
                                          --------------------------------

                                       Its: Vice President
                                           -------------------------------
                                       601 2nd Ave. S.
                                       Minneapolis, MN  55402-4302
                                       Attention: Charles I. Broadnax
                                       Telephone: (612) 973-0783
                                       Fax: (612) 973-0826



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